UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                  MAY 15, 1996

                              RENTERS CHOICE, INC.
               (Exact name of registrant as specified in charter)

DELAWARE                                                            48-1024367
(State or Other Jurisdiction                                     (IRS Employer
of Incorporation)                                          Identification No.)

                                     0-25370
                                   (Commission
                                  File Number)

                              13800 MONTFORT DRIVE
                                    SUITE 300
                               DALLAS, TEXAS 75240
                                 (214) 701-0489
                    (Address of Principal Executive Offices,
                        including zip code, and telephone
                          number, including area code)

                                    NO CHANGE
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (A)   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

            Filed herewith as a part of this report are the audited financial statements of ColorTyme, Inc., a Texas corporation, for the fiscal year ending December 31, 1994.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       RENTERS CHOICE, INC.
                                       (Registrant)

DATE:  October 1, 1996                 BY: /s/ DAVID D. REAL
                                           David D. Real,
                                           Senior Vice President-Finance
                                           and Chief Financial Officer

                       FINANCIAL STATEMENTS AND REPORT OF

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                        COLORTYME, INC. AND SUBSIDIARIES

                                DECEMBER 31, 1994

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
ColorTyme, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of ColorTyme, Inc. and Subsidiaries as of December 31, 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of ColorTyme, Inc. and Subsidiaries as of December 31, 1994, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

Dallas, Texas
August 7, 1996

                        COLORTYME, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                December 31, 1994

                                     ASSETS

Cash and cash equivalents ......................                   $    824,540

Receivables
   Trade .......................................   $  3,441,134
   Notes .......................................     27,305,302
   Income taxes refundable .....................      1,159,057
   Other .......................................        917,539
                                                   ------------
                                                                     32,823,032
   Allowance for uncollectible receivables .....     (1,157,603)     31,665,429
                                                   ------------

Furniture and equipment
   Transportation equipment ....................         17,000
   Furniture and fixtures ......................      1,026,709
                                                                      1,043,709
   Less accumulated depreciation ...............       (308,973)        734,736
                                                   ------------
Investments, including restricted
  investments of $1,253,000 ....................                      1,501,752

Other assets, including restricted
  assets of $669,410 ...........................                      3,047,727
                                                                   ------------
                                                                   $ 37,774,184
                                                                   ============
LIABILITIES AND STOCKHOLDERS' DEFICIT

Liabilities
   Accounts payable - trade ....................                   $  4,361,213
   Income taxes payable ........................                        326,130
   Accrued expenses ............................                        496,766
   Claims payable ..............................                        131,386
   Notes payable ...............................                     31,126,334
                                                                   ------------
               Total liabilities ...............                     36,441,829

Commitments and contingencies ..................                           --

Class A, non-voting, redeemable, preferred
   stock, $1 par value; 4,000,000 shares
   authorized and issued .......................                      4,000,000

Stockholders' deficit
   Common stock, $10 par value; 10,000 shares
     authorized and issued .....................   $    100,000
   Additional paid-in capital ..................        179,436
   Accumulated deficit .........................     (1,307,573)
   Less
      Treasury stock, at cost, 1,900 shares ....       (879,508)
      Notes receivable collateralized
        by common stock ........................       (760,000)     (2,667,645)
                                                   ------------    ------------
                                                                   $ 37,774,184
                                                                   ============

         The accompanying notes are an integral part of this statement.

                        COLORTYME, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

                          Year ended December 31, 1994

Revenue
   Sales of rental equipment .....................                 $ 48,199,607
   Royalty income ................................                    4,755,194
   Franchise fees ................................                       62,500
   Interest income ...............................                    6,568,593
                                                                   ------------
                                                                     59,585,894

Expenses
   Cost of goods sold - rental equipment .........   $45,635,253
   Interest expense and servicing fees ...........     5,425,056
   Selling, general and administrative expenses ..     6,065,335
   Loss on foreclosure ...........................     8,675,360
   Provision for uncollectible receivables .......     1,255,418
   Other, net ....................................       197,903     67,254,325
                                                     -----------   ------------

               Loss before income taxes ..........                   (7,668,431)

Income tax benefit ...............................                      194,819
                                                                   ------------
               NET LOSS ..........................                 $ (7,473,612)
                                                                   ============

         The accompanying notes are an integral part of this statement.

                        COLORTYME, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                          Year ended December 31, 1994

                                                            RETAINED
                                              ADDITIONAL    EARNINGS
                                               COMMON       PAID-IN    (ACCUMULATED       TREASURY        NOTES
                                                STOCK       CAPITAL        DEFICIT)        STOCK        RECEIVABLE         TOTAL
                                               --------     --------     -----------      ---------      ---------      -----------
Balance at January 1, 1994 ...............     $100,000     $179,436     $ 6,166,039      $(879,508)     $(820,000)     $ 4,745,967

Net loss .................................         --           --        (7,473,612)          --             --         (7,473,612)

Collections on notes receivable ..........         --           --              --             --           60,000           60,000
                                               --------     --------     -----------      ---------      ---------      -----------
Balance at December 31,1994 ..............     $100,000     $179,436     $(1,307,573)     $(879,508)     $(760,000)     $(2,667,645)
                                               ========     ========     ===========      =========      =========      ===========

         The accompanying notes are an integral part of this statement.

                        COLORTYME, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                          Year ended December 31, 1994

Cash flows from operating activities
   Net loss ....................................                   $ (7,473,612)
   Adjustments to reconcile net loss to net cash
      used in operating activities
         Loss on foreclosure ...................                      8,675,360
         Depreciation ..........................                        156,878
         Provision for doubtful accounts .......                      1,255,418
         Gain on sale of furniture and equipment                       (142,125)
         Deferred income tax expense ...........                        292,283
         Changes in operating assets and
          liabilities
           Receivables .........................                        155,974
           Other assets ........................                        (70,811)
           Accounts payable ....................                     (2,525,660)
           Accrued expenses and other
             liabilities .......................                     (1,125,189)
                                                                   ------------
               Net cash used in operating
                 activities ....................                       (801,484)

Cash flows from investing activities
   Proceeds from sale of investments ...........   $    750,000
   Purchase of investments .....................       (172,690)
   Other .......................................       (180,081)
   Net decrease in notes receivable ............     24,736,042
   Proceeds from sale of furniture and equipment        176,950
   Purchases of furniture and equipment ........       (295,611)     25,014,610
                                                                   ------------
Cash flows from financing activities
   Net decrease in line of credit ..............                    (24,708,797)
                                                                   ------------
Decrease in cash and cash equivalents ..........                       (495,671)

Cash and cash equivalents at beginning of year .                      1,320,211
                                                                   ------------
Cash and cash equivalents at end of year .......                   $    824,540
                                                                   ============
Supplemental cash flow information
   Interest paid ...............................                   $  3,514,965

   Taxes paid ..................................                   $    435,723
                                                                   ============
Noncash investing and financing activities
   Conversion of debt to preferred stock .......                   $  4,000,000
   Foreclosure of certain franchisees:
      Fair value of assets received ............                   $  1,954,476
      Receivables forgiven .....................                   $ 10,629,836

         The accompanying notes are an integral part of this statement.

                        COLORTYME, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 1994

NOTE A - SUMMARY OF ACCOUNTING POLICIES

   A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows.

   NATURE OF OPERATIONS

   ColorTyme, Inc. (the "Company") is a nationwide franchisor of television, stereo and furniture rental centers. The Company's primary source of revenue is the sale of rental equipment to its franchisees, who, in turn, offer the equipment to the general public for rent or purchase under a rent-to-own program. As franchisor, the Company receives royalties of 2.4% to 3% of franchisee rental income and, generally, an initial fee of $7,500 per location for existing franchisees and up to $25,000 per location for new franchisees. At December 31, 1994, there were approximately 350 franchised rental centers operating in 40 states.

   At any point in time, the Company may have franchisees operating under expired franchise agreements. Management believes that the majority of the expired franchise agreements will be signed or renewed; however, there can be no assurance that the Company will be successful in its efforts to re-sign or renew expired or expiring franchise agreements.

   The Company may also provide financing exclusively to existing franchisees, subject to approval by the Company's lender, for the purchase of rental equipment through its wholly-owned subsidiary, ColorTyme Financial Services, Inc. ("ColorTyme Financial"). Another wholly-owned subsidiary, ColorTyme Life Insurance Company, Inc. ("ColorTyme Life"), offers credit life insurance to all rental customers. The credit life policies are issued and administered by an independent life insurance company which transfers the claims risk to ColorTyme Life through a reinsurance agreement. The Company ceased issuing credit life policies effective June 30, 1995.

   PRINCIPLES OF CONSOLIDATION

   The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, ColorTyme Financial and ColorTyme Life. All significant intercompany balances and transactions are eliminated in consolidation.

   CONCENTRATION OF CREDIT RISK

   The Company provides credit in the form of trade receivables and notes receivable to retailers in the rent-to-own industry.

   CASH EQUIVALENTS

   The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

   REVENUE RECOGNITION

   Revenue from the sale of rental equipment is recognized upon receipt of the equipment by the franchisee. Franchise fee revenue is recognized when the Company has performed substantially all services and obligations required under terms of franchise agreements.

   PROPERTY AND EQUIPMENT

   Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. When depreciable assets are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gains or losses are included as other income (expense). Repairs and maintenance are expensed as incurred.

   OTHER ASSETS

   Other assets consist primarily of the cash surrender value of an officer's life insurance policies.

   INCOME TAXES

   Income tax expense is based on the liability method. Under this method, deferred tax assets and liabilities are recognized based on differences between financial statement and tax bases of assets and liabilities using presently enacted tax rates.

   CLAIMS PAYABLE

   Claims payable represents the liability for unpaid life insurance losses and loss adjustment expenses. Amounts are determined on a case-by-case basis and include estimates of unreported losses and expenses based on a standard experience rating.

   INVESTMENTS

   Investments consist of held-to-maturity securities and therefore are carried at amortized cost.

NOTE B - NOTES RECEIVABLE

   The Company provides financing services to franchisees subject to a credit agreement with the franchisee. All notes receivable are collateralized by the franchisees' rental contracts and merchandise inventory. Franchisees must repay advances in no more than 24 equal monthly principal installments for each unit of product financed. The notes bear interest at the prime rate (not less than 7%) plus a variable percentage.

NOTE C - DEBT AND REDEEMABLE PREFERRED STOCK

   Notes payable consist of the following:

         Credit agreement ...................................    $30,790,594
         Others .............................................        335,740
                                                                 -----------
                                                                 $31,126,334
                                                                 ===========

   On December 14, 1994, the Company restructured its debt. This restructuring resulted in the issuance of 4,000,000 shares of the Company's $1 par value redeemable preferred stock in exchange for the cancellation of $4,000,000 of debt. The remaining debt was converted to a revolving loan and a term loan which are governed by the December 14, 1994 Restated and Amended Credit Agreement (Credit Agreement). Outstanding balances under these loan agreements were as follows at December 31, 1994:

           Revolving loan commitment .........................   $24,457,478
           Term loan .........................................     6,333,117
                                                                  -----------
                                                                  $30,790,595
                                                                  ===========

   All amounts outstanding under the Credit Agreement are collateralized by substantially all of the Company's assets, including any interest the Company may have in any franchisee's rental contracts, inventory or capital stock. The Credit Agreement contains several covenants which require the Company to maintain certain financial ratios and limit specific payments and equity distribution, including employee compensation, loans to dealers, capital expenditures and capital stock issuance, among other items. The Credit Agreement expired on November 15, 1995; however, the termination date was automatically extended to May 15, 1996 at which time the amounts were repaid (see Note I).

   The term loan bears interest at a fixed rate of 10.72%, matures in October 2000 and requires the following approximate monthly payments of principal and interest:

      November 1994 through February 1995 ......................    $ 25,000
      March 1995 through October 1995 ..........................      75,000
      November 1995 through October 2000 .......................     135,000

   The preferred stock pays quarterly dividends commencing in December of 1996. The dividends are cumulative and are payable at an annual rate of $0.10 per share. The dividend rate increases by $0.01 per share per year each year through 2003. The preferred shares grant the holder the option to convert to common stock in the event of an initial public offering of the Company. On the tenth anniversary of the issuance of the preferred shares, the holders have the option to require the Company to redeem the preferred stock at $1.00 per share plus accumulated dividends. At the holder's option, the redemption will either be in cash or common stock of the Company. Through an agreement between the Company, its principal stockholder, and the holder of the preferred stock, in the event the principal stockholder sells his ownership interest in the Company, the principal stockholder will purchase all of the outstanding preferred stock and contribute it to the Company.

NOTE D - INCOME TAXES

   Income tax expense (benefit) consists of the following:

         Federal
            Current .......................................   $(487,102)
            Deferred ......................................     292,283
                                                              ---------
                  Total tax benefit .......................   $(194,819)
                                                              =========

   The income tax benefit differs from the expected tax benefit computed by applying the U.S. Federal corporate income tax rate to the loss before income taxes as follows:

    Expected tax benefit ...................................  $(2,607,267)
    Increase (reduction) in income taxes resulting from:
       Life insurance premiums .............................       85,000
       Small life insurance company deduction ..............     (229,914)
       Tax benefit not recognized ..........................    2,262,558
       Other, net ..........................................      294,804
                                                              -----------
                                                              $  (194,819)
                                                              ===========

   Significant components of the Company's deferred tax assets and liabilities at December 31, 1994 are as follows:

     Deferred tax assets
        Bad debt reserve .....................................  $   143,560
        Accrued expenses .....................................      100,520
        Loss carryforward ....................................    3,302,845
        Alternative minimum tax credit carryforward ..........      285,166
                                                                -----------
                                                                  3,832,091
        Less valuation allowance .............................   (3,671,169)
                                                                -----------
                                                                    160,922
     Deferred tax liabilities
        Furniture and equipment ..............................      (41,662)
                                                                -----------

     Net deferred tax assets .................................  $   119,260
                                                                ===========

   At December 31, 1994, the Company had net operating loss carryforwards of approximately $9.7 million expiring in 2009. As a result of a settlement of previous tax assessments with the Internal Revenue Service, these net operating loss carryforwards were reduced to $6.8 million during 1995.

NOTE E - COMMITMENTS AND CONTINGENCIES

   LITIGATION

   In May 1994, two customers of a rental store formerly owned and operated by an affiliated company, ColorTyme Stores, Inc., commenced an action against the Company. The plaintiffs, who seek a class action on behalf of all similarly situated consumers, allege that the store's rental contracts violate the Wisconsin Consumer Act in a number of ways. Plaintiffs seek an injunction against further alleged violations and attorney's fees and costs, and may have the right under Wisconsin law to amend the complaint to seek damages, penalties and other remedies. Soon after the suit was filed, plaintiffs and the Company held settlement discussions which resulted in the plaintiffs demanding a $3,000,000 settlement. The Company does not believe that the claim has merit and will continue to vigorously contest the suit. In the opinion of management, the ultimate resolution of this action will not have a material adverse effect on the Company's financial position or results of operations.

   During 1995, the Company became involved in two similar actions pending in the United States District Court for the Northern District of Texas. The suits, which were initiated by certain franchisees, allege that the Company, and certain officers and directors, committed civil RICO, anti-trust and deceptive trade practices violations, as well as common law fraud and other matters. The plaintiffs are seeking damages ranging from $100,000 to $5,000,000 per claim as well as attorney fees and interest. The Company has denied all liability and is vigorously contesting the allegations and has countersued to recover amounts owed by the plaintiffs to the Company. In the opinion of management, the ultimate resolution of these actions will not have a material adverse effect on the Company's financial position or results of operations.

   FINANCIAL GUARANTEES

   To accommodate the refinancing of two of the Company's franchisees, the Company entered into two one-year guarantee arrangements with a bank in 1994. The guarantees have no stated maturity and terminate upon the repayment of the associated loans. At December 31, 1994, the guarantee amounts aggregate $3,400,000. The Company received a 1.5% fee from the franchisees for its guarantee. To date, the franchisees have met all debt service requirements pursuant to these loan agreements and therefore, the Company has not accrued any amounts in the accompanying balance sheet pursuant to these contingencies.

   LEASES

   The Company is lessee under noncancellable operating leases for equipment and office space that expire at various times over the next five years and provide for renewal options.

   Future payments under long-term noncancellable operating leases as of December 31, 1994 are as follows:

      YEAR ENDING
      DECEMBER 31,
      ------------
         1995  ....................................................   $  241,050
         1996  ....................................................      223,179
         1997  ....................................................      219,855
         1998  ....................................................      219,855
         1999  ....................................................      128,980
                                                                      ----------
                                                                      $1,032,919
                                                                      ==========

   Total rent expense for operating leases for the year ended December 31, 1994 was $178,120.

NOTE F - FORECLOSURE OF COLORTYME STORES

   During 1994, an affiliated franchisee, ColorTyme Stores Inc. and its affiliates (ColorTyme Stores), sold 45 of its 60 franchised rental centers. The proceeds of this transaction aggregated approximately $8 million. Of this amount, approximately $7,445,000 was paid to the Company as partial satisfaction of the outstanding debt due the Company. On December 12, 1994, ColorTyme Stores deeded its remaining assets to the Company in lieu of its remaining debt of approximately $10,600,000 to the Company and ceased doing business.

   The Company's foreclosure of ColorTyme Stores resulted in a loss of $8,675,360, which represents the difference between the remaining debt forgiven and the estimated fair value of the assets received. The assets received represent franchised store locations, rental contracts in place, rental inventory, leasehold improvements and other store equipment. During 1994, the Company recognized a loss of $255,000 from operating the stores after foreclosure. The loss was primarily attributable to nonrecurring costs of integrating the store operations into the Company.

   The remaining foreclosed stores are held for sale and are included in the accompanying balance sheet in other assets in the amount of $1,954,476.


NOTE G - RELATED PARTY TRANSACTIONS

   Prior to the foreclosure discussed in Note F, stockholders, directors and officers of the Company owned controlling interests in franchised rental stores. Royalty fees for many of these stores had been waived due to reduced services provided to these stores by the Company. Royalty fees waived during 1994 approximated $318,000.

   A summary of the related party transactions follows:

                                                         OTHER
                                           OFFICERS/  STOCKHOLDERS/
                                           DIRECTORS    DIRECTORS      TOTALS
                                           ----------   ----------   -----------
At December 31, 1994
   Accounts receivable .................   $     --     $  256,468   $   256,468
   Royalty receivable ..................         --         22,656        22,656
   Notes and interest receivable .......         --      3,237,312     3,237,312

For the year ended December 31, 1994
   Net sales ...........................    5,667,055    4,397,476    10,064,531
   Royalty income ......................         --        434,446       434,446
   Interest income .....................    1,669,690      375,783     2,045,473
   Collections relating to
     national advertising program ......      109,210       65,500       174,710
   Loss on foreclosure .................    8,675,360         --       8,675,360

NOTE H - NATIONAL ADVERTISING FUND

   The National Advertising Fund (the Fund) was developed to provide advertising at a national level for the benefit of all ColorTyme franchise stores. The Fund's revenue results from monthly advertising fees charged to each franchise store. The Company had a receivable from the Fund in the amount of $146,209 at December 31, 1994, for advances to cover the excess of advertising expenditures over payments made by franchisee stores.

NOTE I - SUBSEQUENT EVENT

   On May 15, 1996, the shareholders of the Company entered into an agreement to sell the outstanding capital stock of the Company to Renters Choice, Inc. (Renters Choice) for approximately $11.2 million. In a separate transaction, the Company sold approximately $21.5 million of its accounts and notes receivable portfolio (the portfolio) for approximately $21.7 million to another party, subject to certain adjustments as defined by the agreement. The Company and Renters Choice guarantee this portfolio until the loans are repaid. The Company used these proceeds to repay all outstanding borrowings under the Credit Agreement of approximately $13.2 million.

   In addition, the Company settled the two lawsuits pending in the United States District Court for the Northern District of Texas. Under the terms of the settlement, the parties dismissed their respective claims and the plaintiffs agreed to pay the Company for amounts owed the Company and the Company agreed to pay the plaintiffs' attorneys fees.

NOTE J - SEGMENTS

   The Company operates in two principal segments: the sale and operation of franchises and financial services primarily to franchisees.

                                                        FINANCIAL
                                         FRANCHISING    SERVICES        TOTAL
                                           -------      --------       --------
Revenues ............................      $53,017      $  6,474       $ 59,491
Net income (loss) ...................        1,204        (8,677)        (7,473)
Identifiable assets .................        8,352        29,422         37,774
Depreciation and amortization .......          157          --              157
Capital expenditures ................          296          --              296